Exhibit 99.1

Jennifer Han

(914) 288-8100

ACADIA REALTY TRUST REPORTS FOURTH QUARTER

AND FULL YEAR 2023 OPERATING RESULTS

•
GAAP Net Earnings of $0.20 in 2023 and Projected 2024 of $0.09-$0.15
•
Full-Year 2023 Same-Property NOI Growth of 5.8% at the High End of Guidance
•
Full-Year 2023 Core Cash Rent Spreads on New Leases of 44%
•
2024 Projected Same-Property NOI Growth of 5-6% and FFO of 5%

RYE, NY (February 13, 2024) - Acadia Realty Trust (NYSE: AKR) (“Acadia” or the “Company”) today reported operating results for the quarter and year ended December 31, 2023. For the quarter ended December 31, 2023, net loss per share was $0.02 and for the year ended December 31, 2023, net earnings per share was $0.20. All per share amounts are on a fully-diluted basis, where applicable. Acadia operates a high-quality core real estate portfolio ("Core" or "Core Portfolio"), in the nation's most dynamic retail corridors, along with strategic capital platforms including a fund business ("Funds") that targets opportunistic and value-add investments.

Kenneth F. Bernstein, President and CEO of Acadia Realty Trust, commented:

“This is an exciting time for Acadia. Our portfolio has demonstrated consistent strength with same-property NOI growth averaging 6.5% for the past eleven quarters driven by the rebound and outperformance in our Street assets. We continue to see strong tenant demand for our spaces with plenty of upside remaining within our Street Portfolio. In January 2024, we completed an equity raise that positions our balance sheet for external growth. We are actively pursuing accretive investment opportunities within our Core and strategic capital platforms. Additionally, the real estate markets are becoming more amenable to capital recycling and our team is focused on monetizing select existing properties which will serve the dual goals of providing capital for new investments and upgrading the portfolio with higher growth assets."

fourth Quarter, full year 2023 and recent Highlights

•
Fourth Quarter NAREIT FFO per share of $0.26 and FFO Before Special Items per share of $0.28
•
Same-property NOI growth was 5.8% for the full year and 4.2% for the fourth quarter with growth in excess of 10% in the Street Portfolio during the quarter
•
New Core Cash rent spreads of 44% for the full year and 25% for the fourth quarter (driven by a strategic recapture and re-lease of a space in Soho, New York)
•
Core Signed Not Open ("SNO") Pipeline (excluding redevelopment) was $7.0 million of annual base rents at December 31, 2023, representing about 5% of in-place rents

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o
$3.0 million of rents commenced during the quarter, representing about 2% of in-place rents
•
Strong balance sheet with no significant Core debt maturities until 2026
•
2024 Guidance, projected FFO Before Special Items of $1.28 at the mid-point, representing approximately 5% year over year growth (excluding the non-cash gain of $0.08 from 2023) driven by projected same-property NOI growth of 5-6%
•
Post quarter equity issuance of approximately $113 million of net proceeds

FINANCIAL RESULTS

A complete reconciliation, in dollars and per share amounts, of (i) net income (loss) attributable to Acadia to FFO (as defined by NAREIT and Before Special Items) attributable to common shareholders and common OP Unit holders and (ii) operating income to NOI is included in the financial tables of this release. Amounts discussed below are net of noncontrolling interests and all per share amounts are on a fully-diluted basis.

Net Loss

•
Net loss for the quarter ended December 31, 2023 was $1.6 million, or $0.02 per share.
•
This compares with net income of $3.8 million, or $0.04 per share for the quarter ended December 31, 2022. Net income for the quarter ended December 31, 2022 included: (i) $10.2 million gain, or $0.10 per share, on Core and Fund dispositions and (ii) partially offset by a $6.8 million loss, or $0.07 per share, from the unrealized investment holding loss.

NAREIT FFO

•
NAREIT FFO for the quarter ended December 31, 2023 was $26.4 million, or $0.26 per share.
•
This compares with NAREIT FFO of $21.0 million, or $0.21 per share, for the quarter ended December 31, 2022.

FFO Before Special Items

•
FFO Before Special Items for the quarter ended December 31, 2023 was $28.4 million, or $0.28 per share, which includes $2.3 million, or $0.02 per share, of realized investment gains (100,000 shares of Albertsons' stock sold at an average price of $22.68 per share).
•
This compares with FFO Before Special Items of $27.8 million, or $0.27 per share for the quarter ended December 31, 2022.

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CORE PORTFOLIO PERFORMANCE

Same-Property NOI

•
Same-property NOI growth, excluding redevelopments, increased 5.8% for the year ended December 31, 2023 and 4.2% for the fourth quarter.
o
The growth for the year and quarter ended December 31, 2023 was driven by the Street Portfolio, which had growth of 6.7% and 10.5%, respectively.

Leasing and Occupancy Update

•
For the year ended December 31, 2023, conforming cash leasing spreads were:
o
43.9% on new leases and
o
19.5% on new and renewal leases.
•
During the fourth quarter, cash leasing spreads on new leases were 25.0%, driven by a strategic recapture and re-tenanting of a lease in Soho, New York (originally executed in September 2022) and 13.0% on conforming new and renewal leases.
•
As of December 31, 2023, the Core Portfolio was 95.0% leased and 93.0% occupied compared to 95.3% leased and 92.4% occupied as of September 30, 2023. The leased rate includes space that is leased but not yet occupied and excludes development and redevelopment properties.
•
Core Signed Not Open Pipeline (excluding redevelopments) was $7.0 million of annual base rents, representing approximately 5% of in-place rents. Move-ins during the quarter were $3.0 million, representing about 2% of in-place rents.

BALANCE SHEET

•
Core Balance Sheet: As of December 31, 2023, approximately 94% of Core debt was fixed, inclusive of interest rate swap contracts at a blended rate of 4.46%. The Company has limited near-term maturity and interest rate risk on its $1.2 billion of Core debt with 3.9% and 5.3% maturing in 2024 and 2025, respectively, assuming all extension options are exercised. At December 31, 2023, the Company had $886 million of notional swap agreements associated with managing and mitigating future interest rate risk on maturing Core debt with various maturities through 2030.

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FUND V TRANSACTIONAL ACTIVITY

•
Maple Tree Place, Williston (Burlington), Vermont. In November 2023, Fund V completed its acquisition of Maple Tree Place. The asset is 84.6% occupied and is comprised of an approximately 400,000 square foot grocery-anchored center, including Shaw's Supermarket, Dick's Sporting Goods, Best Buy, Staples, Old Navy and ULTA.

POST QUARTER-END CAPITAL MARKETS ACTIVITY

•
In January 2024, the Company completed an underwritten offering of 6,900,000 common shares (inclusive of the underwriters’ option to purchase 900,000 additional shares) for net proceeds of approximately $113 million.

GUIDANCE

The following initial guidance is based upon Acadia's current view of market conditions and assumptions for the year ended December 31, 2024.

The Company is setting initial 2024 guidance as follows:

•
Net earnings per diluted share of $0.09 to $0.15
•
FFO Before Special Items per diluted share of $1.24-$1.32
•
Projected same-property NOI growth of 5-6%
•
It is the Company's policy not to include the estimated accretion and/or financial impact of acquisition and disposition of assets until they are consummated.

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	2024 Guidance
	Guidance	2023
(totals may not foot due to rounding)	Range	Actuals

Net earnings per share attributable to Acadia	$0.09-$0.15	$0.20
Depreciation of real estate and amortization of leasing costs (net of noncontrolling interest share)	1.01	1.07
Impairment charges (net of noncontrolling interest share)	—	0.01
Noncontrolling interest in Operating Partnership	0.01	0.01
NAREIT Funds From Operations per share attributable to Common Shareholders and Common OP Unit holders	$1.11-$1.17	1.28
Net unrealized holding (gain)[1,2]	—	(0.04)
Realized gains and promotes[2]	0.13-0.15	0.16
Less: 2023 ACI's Special Dividend included in realized gains and promotes above	—	(0.11)
Non-cash gain from BBBY lease termination[3]	—	(0.08)
Funds From Operations Before Special Items per share attributable to Common Shareholders and Common OP Unit holders, excluding non-cash BBBY gain	$1.24-$1.32	$1.22
Non-cash gain from BBBY lease termination[3]	—	0.08
Funds From Operations Before Special Items per share attributable to Common Shareholders and Common OP Unit holders	$1.24-$1.32	$1.29

__________

1.
This represents the actual unrealized mark-to-market holding gains related to the Company’s investment in Albertsons, which was recognized in NAREIT FFO for the year ended December 31, 2023. The Company has not reflected any forward-looking estimates involving future unrealized holding gains or losses (i.e. changes in share price) on Albertsons in its 2024 guidance assumptions.
2.
It is the Company’s policy to exclude unrealized gains and losses from FFO Before Special Items and to include and provide guidance for any anticipated realized gains related to the Company’s investment in Albertsons. The Company realized investment gains of $4.6 million on 200,000 shares for the year ended December 31, 2023. The total realized gains and promotes in 2023 were approximately $16 million, or $0.16 per share, comprised of $4.6 million from the sale of Albertsons's shares and the receipt of a special dividend of $11.3 million (which was included in both NAREIT FFO and FFO Before Special Items).
3.
Results for the year ended December 31, 2023 included a non-cash gain of $7.8 million, or $0.08 per share from the termination of the Bed Bath and Beyond ("BBBY") below-market lease at 555 9th Street in San Francisco.

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CONFERENCE CALL

Management will conduct a conference call on Wednesday, February 14, 2024 at 11:00 AM ET to review the Company’s earnings and operating results. Participant registration and webcast information is listed below.

Live Conference Call:
Date:	Wednesday, February 14, 2024
Time:	11:00 AM ET
Participant call:	Fourth Quarter 2023 Dial-In
Participant webcast:	Fourth Quarter 2023 Webcast
Webcast Listen-only and Replay:	www.acadiarealty.com/investors under Investors, Presentations & Events

The Company uses, and intends to use, the Investors page of its website, which can be found at https://www.acadiarealty.com/investors, as a means of disclosing material nonpublic information and of complying with its disclosure obligations under Regulation FD, including, without limitation, through the posting of investor presentations and certain portfolio updates that may include material nonpublic information. Accordingly, investors should monitor the Investors page, in addition to following the Company’s press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, the website is not incorporated by reference into, and is not a part of, this document.

About Acadia Realty Trust

Acadia Realty Trust is an equity real estate investment trust focused on delivering long-term, profitable growth via its dual – Core Portfolio and Fund – operating platforms and its disciplined, location-driven investment strategy. Acadia Realty Trust is accomplishing this goal by building a best-in-class core real estate portfolio with meaningful concentrations of assets in the nation’s most dynamic corridors; making profitable opportunistic and value-add investments through its series of discretionary, institutional funds; and maintaining a strong balance sheet. For further information, please visit www.acadiarealty.com.

Safe Harbor Statement

Certain statements in this press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations are generally identifiable by the use of words, such as “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project,” or the negative thereof, or other variations thereon or comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and

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other factors that could cause the Company's actual results and financial performance to be materially different from future results and financial performance expressed or implied by such forward-looking statements, including, but not limited to: (i) macroeconomic conditions, including due to geopolitical conditions and instability, which may lead to a disruption of or lack of access to the capital markets, disruptions and instability in the banking and financial services industries and rising inflation; (ii) the Company’s success in implementing its business strategy and its ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (iii) changes in general economic conditions or economic conditions in the markets in which the Company may, from time to time, compete, and their effect on the Company’s revenues, earnings and funding sources; (iv) increases in the Company’s borrowing costs as a result of rising inflation, changes in interest rates and other factors, including the discontinuation of the USD London Interbank Offered Rate, which was effected on June 30, 2023; (v) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due; (vi) the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; (vii) the Company’s ability to obtain the financial results expected from its development and redevelopment projects; (viii) the ability and willingness of the Company's tenants to renew their leases with the Company upon expiration, the Company’s ability to re-lease its properties on the same or better terms in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant, and obligations the Company may incur in connection with the replacement of an existing tenant; (ix) the Company’s potential liability for environmental matters; (x) damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (xi) the economic, political and social impact of, and uncertainty surrounding, any public health crisis, such as the COVID-19 Pandemic, which adversely affected the Company and its tenants’ business, financial condition, results of operations and liquidity; (xii) uninsured losses; (xiii) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (xiv) information technology security breaches, including increased cybersecurity risks relating to the use of remote technology; (xv) the loss of key executives; and (xvi) the accuracy of the Company’s methodologies and estimates regarding environmental, social and governance (“ESG”) metrics, goals and targets, tenant willingness and ability to collaborate towards reporting ESG metrics and meeting ESG goals and targets, and the impact of governmental regulation on its ESG efforts.

The factors described above are not exhaustive and additional factors could adversely affect the Company’s future results and financial performance, including the risk factors discussed under the section captioned “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and other periodic or current reports the Company files with the SEC. Any forward-looking statements in this press release speak only as of the date hereof. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any changes in the Company’s expectations with regard thereto or changes in the events, conditions or circumstances on which such forward-looking statements are based.

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ACADIA REALTY TRUST AND SUBSIDIARIES

Consolidated Statements of Operations (1)

(Unaudited, Dollars and Common Shares and Units in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenues
Rental	$84,205	$79,335	$333,044	$317,814
Other	1,308	1,243	5,648	8,476
Total revenues	85,513	80,578	338,692	326,290

Expenses
Depreciation and amortization	35,029	33,489	135,984	135,917
General and administrative	10,572	11,298	41,470	44,066
Real estate taxes	12,064	10,275	46,650	44,932
Property operating	17,229	16,268	61,826	56,995
Impairment charges	—	—	3,686	33,311
Total expenses	74,894	71,330	289,616	315,221

Gain on disposition of properties	—	7,245	—	57,161
Operating income	10,619	16,493	49,076	68,230
Equity in (losses) earnings of unconsolidated affiliates	(1,404)	13,262	(7,677)	(32,907)
Interest income	5,118	4,751	19,993	14,641
Realized and unrealized holding gains (losses) on investments and other	177	(16,579)	30,413	(34,994)
Interest expense	(24,692)	(21,900)	(93,253)	(80,209)
Loss from continuing operations before income taxes	(10,182)	(3,973)	(1,448)	(65,239)
Income tax provision	(53)	(5)	(301)	(12)
Net loss	(10,235)	(3,978)	(1,749)	(65,251)
Net loss attributable to redeemable noncontrolling interests	2,578	2,343	8,239	5,536
Net loss attributable to noncontrolling interests	6,320	5,617	13,383	24,270
Net (loss) income attributable to Acadia shareholders	$(1,337)	$3,982	$19,873	$(35,445)

Less: net income attributable to participating securities	(244)	(199)	(978)	(805)
Net (loss) income attributable to Common Shareholders - basic earnings per share	$(1,581)	$3,783	$18,895	$(36,250)
Impact of assumed conversion of dilutive convertible securities	—	—	—	(1,804)
(Loss) income from continuing operations net of income attributable to participating securities for diluted earnings per share	$(1,581)	$3,783	$18,895	$(38,054)

Weighted average shares for basic (loss) earnings per share	95,363	95,066	95,284	94,575
Weighted average shares for diluted (loss) earnings per share	95,363	95,066	95,284	94,643

Net (loss) earnings per share - basic (2)	$(0.02)	$0.04	$0.20	$(0.38)
Net (loss) earnings per share - diluted (2)	$(0.02)	$0.04	$0.20	$(0.40)

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ACADIA REALTY TRUST AND SUBSIDIARIES

Reconciliation of Consolidated Net (Loss) Income to Funds from Operations (1,3)

(Unaudited, Dollars and Common Shares and Units in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

Net (loss) income attributable to Acadia	$(1,337)	$3,982	$19,873	$(35,445)

Depreciation of real estate and amortization of leasing costs (net of noncontrolling interests' share)	27,689	26,903	109,732	104,910
Impairment charges (net of noncontrolling interests' share)	—	—	852	58,481
(Gain) on disposition of properties (net of noncontrolling interests' share)	—	(10,245)	—	(22,137)
(Loss) income attributable to Common OP Unit holders	(31)	257	1,282	(1,800)
Distributions - Preferred OP Units	123	123	492	492
Funds From Operations attributable to Common Shareholders and Common OP Unit holders	$26,444	$21,020	$132,231	$104,501

Less: Impact of City Point share conversion option	—	—	—	(906)
FFO to Common Shareholders and Common OP Unit holders - Diluted	$26,444	$21,020	$132,231	$103,595

Adjustments for Special Items:
Add back: Acquisition costs, net of bargain purchase gain	—	—	—	859
Add back: City Point acquisition and transaction related costs	—	—	—	364
Add back: Impact of City point share conversion option	—	—	—	906
Unrealized holding (gain) loss (net of noncontrolling interest share) (4)	(352)	6,786	(3,762)	15,165
Realized gain (net of noncontrolling interest share) (5)	2,265	—	4,636	—
Funds From Operations Before Special Items attributable to Common Shareholders and Common OP Unit holders	$28,357	$27,806	$133,105	$120,889

Less: Non-cash gain from BBBY lease termination (6)	—	—	(7,758)	—
Funds From Operations Before Special Items attributable to Common Shareholders and Common OP Unit holders, excluding BBBY gain	$28,357	$27,806	$125,347	$120,889

Funds From Operations per Share - Diluted Share Count
Basic weighted-average shares outstanding, GAAP earnings	95,363	95,066	95,284	94,575
Weighted-average OP Units outstanding	7,136	6,235	7,180	6,299
Assumed conversion of Preferred OP Units to common shares	464	25	464	464
Weighted average number of Common Shares and Common OP Units	102,963	101,326	102,928	101,338

Diluted Funds From Operations, per Common Share and Common OP Unit	$0.26	$0.21	$1.28	$1.02

Diluted Funds From Operations Before Special Items, per Common Share and Common OP Unit	$0.28	$0.27	$1.29	$1.19

Diluted Funds From Operations Before Special Items, excluding BBBY gain, per Common Share and Common OP Unit	$0.28	$0.27	$1.22	$1.19

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ACADIA REALTY TRUST AND SUBSIDIARIES

Reconciliation of Consolidated Operating Income to Net Property Operating Income (“NOI”) (1)

(Unaudited, Dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

Operating income	$10,619	$16,493	$49,076	$68,230
Add back:
General and administrative	10,572	11,298	41,470	44,066
Depreciation and amortization	35,029	33,489	135,984	135,917
Impairment charges	—	—	3,686	33,311

Above/below market rent, straight-line rent and other adjustments	(1,951)	(3,400)	(20,617)	(20,869)
Gain on disposition of properties	—	(7,245)	—	(57,161)
Consolidated NOI	54,269	50,635	209,599	203,494

Redeemable noncontrolling interest in consolidated NOI	(1,160)	(1,375)	(4,420)	(1,892)
Noncontrolling interest in consolidated NOI	(16,465)	(13,267)	(59,597)	(58,277)
Less: Operating Partnership's interest in Fund NOI included above	(5,358)	(3,198)	(19,816)	(14,476)
Add: Operating Partnership's share of unconsolidated joint ventures NOI (7)	2,986	3,930	14,249	14,381
Core Portfolio NOI	$34,272	$36,725	$140,015	$143,230

Reconciliation of Same-Property NOI

(Unaudited, Dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Core Portfolio NOI	$34,272	$36,725	$140,015	$143,230
Less properties excluded from Same-Property NOI	(5,103)	(8,733)	(26,147)	(35,557)
Same-Property NOI	$29,169	$27,992	$113,868	$107,673

Percent change from prior year period	4.2%		5.8%

Components of Same-Property NOI:
Same-Property Revenues	$42,844	$41,422	$165,933	$158,415
Same-Property Operating Expenses	(13,675)	(13,430)	(52,065)	(50,742)
Same-Property NOI	$29,169	$27,992	$113,868	$107,673

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ACADIA REALTY TRUST AND SUBSIDIARIES

Consolidated Balance Sheets (1)

(Unaudited, Dollars in thousands, except shares)

	As of
	December 31, 2023	December 31, 2022
ASSETS
Investments in real estate, at cost
Land	$872,228	$817,802
Buildings and improvements	3,128,650	2,987,594
Tenant improvements	257,955	216,899
Construction in progress	23,250	21,027
Right-of-use assets - finance leases	58,637	25,086
	4,340,720	4,068,408
Less: Accumulated depreciation and amortization	(823,439)	(725,143)
Operating real estate, net	3,517,281	3,343,265
Real estate under development	94,799	184,602
Net investments in real estate	3,612,080	3,527,867
Notes receivable, net ($1,279 and $898 of allowance for credit losses as of December 31, 2023 and December 31, 2022, respectively)	124,949	123,903
Investments in and advances to unconsolidated affiliates	197,240	291,156
Other assets, net	208,460	229,591
Right-of-use assets - operating leases, net	29,286	37,281
Cash and cash equivalents	17,481	17,158
Restricted cash	7,813	15,063
Marketable securities	33,284	—
Rents receivable, net	49,504	49,506
Assets of properties held for sale	11,057	11,057
Total assets	$4,291,154	$4,302,582

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Liabilities:
Mortgage and other notes payable, net	$930,127	$928,639
Unsecured notes payable, net	726,727	696,134
Unsecured line of credit	213,287	168,287
Accounts payable and other liabilities	229,375	196,491
Lease liability - operating leases	31,580	35,271
Dividends and distributions payable	18,520	18,395
Distributions in excess of income from, and investments in, unconsolidated affiliates	7,982	10,505
Total liabilities	2,157,598	2,053,722
Commitments and contingencies
Redeemable noncontrolling interests	50,339	67,664
Equity:
Acadia Shareholders' Equity
Common shares, $0.001 par value per share, authorized 200,000,000 shares, issued and outstanding 95,361,676 and 95,120,773 shares, respectively	95	95
Additional paid-in capital	1,953,521	1,945,322
Accumulated other comprehensive income	32,442	46,817
Distributions in excess of accumulated earnings	(349,141)	(300,402)
Total Acadia shareholders’ equity	1,636,917	1,691,832
Noncontrolling interests	446,300	489,364
Total equity	2,083,217	2,181,196
Total liabilities, redeemable noncontrolling interests, and equity	$4,291,154	$4,302,582

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ACADIA REALTY TRUST AND SUBSIDIARIES

Notes to Financial Highlights:

1.
For additional information and analysis concerning the Company’s balance sheet and results of operations, reference is made to the Company’s quarterly supplemental disclosures for the relevant periods furnished on the Company's Current Report on Form 8-K, which is available on the SEC's website at www.sec.gov and on the Company’s website at www.acadiarealty.com.
2.
Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common shares of the Company were exercised or converted into common shares. The effect of the conversion of units of limited partnership interest (“OP Units”) in Acadia Realty Limited Partnership, the operating partnership of the Company (the “Operating Partnership”), is not reflected in the above table; OP Units are exchangeable into common shares on a one-for-one basis. The income allocable to such OP units is allocated on the same basis and reflected as noncontrolling interests in the consolidated financial statements. As such, the assumed conversion of these OP Units would have no net impact on the determination of diluted earnings per share.
3.
The Company considers funds from operations (“FFO”) as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and net property operating income (“NOI”) to be appropriate supplemental disclosures of operating performance for an equity REIT due to their widespread acceptance and use within the REIT and analyst communities. In addition, the Company believes that given the atypical nature of certain unusual items (as further described below), “FFO Before Special Items” is also an appropriate supplemental disclosure of operating performance. FFO, FFO Before Special Items and NOI are presented to assist investors in analyzing the performance of the Company. The Company believes they are helpful as they exclude various items included in net income (loss) that are not indicative of operating performance, such as (i) gains (losses) from sales of real estate properties; (ii) depreciation and amortization and (iii) impairment of real estate properties. In addition, NOI excludes interest expense and FFO Before Special Items excludes certain unusual items (as further described below). The Company’s method of calculating FFO, FFO Before Special Items and NOI may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. Neither FFO nor FFO Before Special Items represent cash generated from operations as defined by generally accepted accounting principles (“GAAP”), or are indicative of cash available to fund all cash needs, including distributions. Such measures should not be considered as an alternative to net income (loss) for the purpose of evaluating the Company’s performance or to cash flows as a measure of liquidity.
a.
Consistent with the NAREIT definition, the Company defines FFO as net income (computed in accordance with GAAP) excluding:
i.
gains (losses) from sales of real estate properties;
ii.
depreciation and amortization;
iii.
impairment of real estate properties;
iv.
gains and losses from change in control; and
v.
after adjustments for unconsolidated partnerships and joint ventures.
b.
Also consistent with NAREIT’s definition of FFO, the Company has elected to include: the impact of the unrealized holding gains (losses) incidental to its main business, including those related to its RCP investments such as Albertsons in FFO.
c.
FFO Before Special Items begins with the NAREIT definition of FFO and adjusts FFO (or as an adjustment to the numerator within its earnings per share calculations) to take into account FFO without regard to certain unusual items including:
i.
charges, income and gains that management believes are not comparable and indicative of the results of the Company’s operating real estate portfolio;

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ii.
the impact of the unrealized holding gains (losses) incidental to its main business, including those related to its Retailer Controlled Property Venture ("RCP") investments such as Albertsons; and
iii.
any realized income or gains from the Company’s investment in Albertsons.
4.
The Company defines Special Items to include (i) unrealized holding losses or gains (net of noncontrolling interest share) on investments and (ii) transaction and other costs that do not occur in the ordinary course of our underwriting and investing business.
5.
The Company realized investment gains of $4.6 million on 200,000 Albertsons' shares for the year ended December 31, 2023. The total realized gains and promotes in 2023 were approximately $16 million, or $0.16 per share, inclusive of the $11.3 million from a special dividend on the Albertson's shares (which was included in both NAREIT FFO and FFO Before Special Items).
6.
Results for the year ended December 31, 2023 included a non-recurring gain of $7.8 million, or $0.08 per share from the termination of the Bed Bath and Beyond ("BBBY") below-market lease at 555 9th Street in San Francisco.
7.
The pro-rata share of NOI is based upon the Operating Partnership’s stated ownership percentages in each venture or Fund’s operating agreement and does not include the Operating Partnership's share of NOI from unconsolidated partnerships and joint ventures within the Funds.

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